UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 2, 2013

Commission File Number		I.R.S. Employer Identification Number

001-14759	DRIVETIME AUTOMOTIVE GROUP, INC. (A Delaware Corporation) 4020 East Indian School Road, Phoenix, Arizona 85018 (602) 852-6600	86-0721358

333-169730	DT ACCEPTANCE CORPORATION (An Arizona Corporation) 4020 East Indian School Road, Phoenix, Arizona 85018 (602) 852-6600	82-0587346

333-169730-05	DT CREDIT COMPANY, LLC (An Arizona Limited Liability Company) 4020 East Indian School Road, Phoenix, Arizona 85018 (602) 852-6600	86-0677984

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Wells Fargo Warehouse

On December 2, 2013, DriveTime Automotive Group, Inc. (“DTAG”) and DT Acceptance Corporation (“DTAC”), through DTAC’s wholly-owned subsidiaries, DT Warehouse V, LLC (“DT Warehouse V”) and DT Credit Company, LLC (“DTCC”), entered into Amendment Number 4 to Loan and Security Agreement (the “Amendment”) amending the Loan and Servicing Agreement, dated December 23, 2011, by and among DT Warehouse V, as Borrower, DTCC, as Servicer, Wells Fargo Bank, N.A., as lender, Wells Fargo Securities, LLC, a Delaware limited liability company, as administrative agent for the Lender and Wells Fargo Bank, N.A., a national banking association, as the collateral custodian and backup servicer (the “Loan and Servicing Agreement”).

The Amendment extends the termination date to December 1, 2015, increases the applicable advance rate and revises certain definitions and adjusts certain financial tests and advance rate reduction events under the Loan and Servicing Agreement.
The foregoing description of the Amendment and the Loan and Servicing Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Amendment to the Loan and Servicing Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and the Loan and Servicing Agreement, which is filed as Exhibit 10.17 to the Annual Report on Form 10-K filed on March 30, 2012 and is incorporated herein by reference.

Sale of GFC Lending LLC
On December 5, 2013, DTAC and GFC Lending LLC (f/k/a Go Financial Company, LLC), an Arizona limited liability company and former subsidiary of DTAC (“GFC Lending”) entered into a definitive agreement (“Purchase Agreement”) to sell all of the membership interests of GFC Lending (“Sale Transaction”) to the shareholders of DTAC (“Purchasers”).
In respect of the Sale Transaction, DTAC received aggregate cash proceeds of approximately $86.5 million and notes from the shareholders in the aggregate principal amount of approximately $28.8 million. As part of the Sale Transaction, DTAC and GFC Lending cross-licensed certain intellectual property currently shared by the two companies and contracted for the provision and cost allocation for certain services currently shared by the two companies. During a transition period, DTCC will continue to provide certain services with respect to the receivables portfolio owned by GFC Lending.
The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entry by, the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1
Membership Interest Purchase Agreement, dated as of the date hereof, among Maker, Ernest C. Garcia III Multi-Generational Trust III, Ernest Irrevocable 2004 Trust III and Raymond C. Fidel, GFC Lending, LLC (f/k/a Go Financial Company, LLC), an Arizona limited liability company.

10.1
Amendment Number 4 to Loan and Security Agreement, dated December 23, 2011, by and among DT Warehouse V, LLC, DT Credit Company, LLC (“DTCC”), Wells Fargo Bank, N.A., as lender, Wells Fargo Securities, LLC, as administrative agent and Wells Fargo Bank, N.A., as the collateral custodian and backup servicer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2013	DRIVETIME AUTOMOTIVE GROUP, INC.

	By:	/s/ Mark G. Sauder
Mark G. Sauder
Chief Financial Officer

Date: December 6, 2013	DT ACCEPTANCE CORPORATION

	By:	/s/ Mark G. Sauder
Mark G. Sauder
Chief Financial Officer

Date: December 6, 2013	DT CREDIT COMPANY, LLC

	By:	/s/ Raymond Fidel
Raymond Fidel
President and Manager

EXHIBIT INDEX

Exhibit No.	Description
2.1
Membership Interest Purchase Agreement, dated as of the date hereof, among Maker, Ernest C. Garcia III Multi-Generational Trust III, Ernest Irrevocable 2004 Trust III and Raymond C. Fidel, GFC Lending, LLC (f/k/a Go Financial Company, LLC), an Arizona limited liability company

10.1
Amendment Number 4 to Loan and Security Agreement, dated December 23, 2011, by and among DT Warehouse V, LLC, DT Credit Company, LLC (“DTCC”), Wells Fargo Bank, N.A., as lender, Wells Fargo Securities, LLC, as administrative agent and Wells Fargo Bank, N.A., as the collateral custodian and backup servicer